U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2012

NUTRA PHARMA CORP.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2776 University Drive
Coral Springs, Florida 33065
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 954-509-0911

(Former name or former address, if changed since last report)

Nutra Pharma Corp. is referred to herein as “we”, “our” or “us” or the “Company”.

Item 1.01    Entry into a Material Definitive Agreement.

On March 13, 2012, we signed a $10,000,000 maximum commitment amount Equity Purchase Agreement (the “Agreement”) with Southridge Partners, II. LP (“SPLP”), a Delaware Corporation.

The Agreement provides that we will sell to SPLP (referred to in the Agreement as the “Investor”) and SPLP will purchase up to ten million dollars ($10,000,000) of our common stock under specified terms in the Agreement. The Agreement provides that on any Put Date, we may exercise a Put by the delivery of a Put Notice to SPLP. The number of Put Shares that SPLP will purchase will be determined by dividing the investment amount specified in the Put Notice by the Purchase Price. The Investment amount identified in the Put Notice will not be greater than the Maximum Put Amount, and, when taken together with any prior Put Notices, will not exceed the Maximum Commitment of $10,000,000. On the Put Date, we will deliver to SPLP’s brokerage account estimated put shares equal to the investment amount indicated in the Put Notice divided by the closing price on the trading day immediately proceeding the Put Date, multiplied by one hundred twenty five percent (125%). On the Trading Date immediately following delivery of the Estimated Put Shares, SPLP will delivery payment by check or wire transfer to us an amount equal to the part value of the Estimated Put Shares. In the event that, during a Valuation Period, the Closing Price on any Trading Day falls more than twenty percent (20%) below the average of closing trade prices for the five (5) trading days immediately preceding the date of our Put Notice, for each such Trading Day, the parties shall have no right and will be under no obligation to purchase and sell one fifth (1/5) of the investment amount specified in the Put Notice, and the Investment Amount will accordingly be deemed reduced by such amount. The Put Shares are contingent upon our filing of an S-1 Registration Statement with the Securities Exchange Commission and it becoming effective.

As a condition of executing the Agreement by SPLP, we will issue to SPLP a promissory note in the amount of $50,000 upon the signing of the Agreement. The Note will be convertible at SPLP’s option into shares of our common stock at a conversion price equal to seventy percent (70%) of the average of the two (2) lowest Closing Prices for the five (5) trading days immediately preceding a conversion notice. Additionally, we agree to pay our own expenses in connection with preparation of the Agreement and performance of our obligations under the Agreement, and we will pay a $25,000 fee to SPLP in cash or the issuance of an additional $25,000 in principal of the Note.

The Agreement is subject to various representations and warranties by both parties to the Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Equity Agreement, dated as of March 13, 2012, by and between the Company and Southridge Partners II, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2012
Nutra Pharma Corp.

/s/ Rik Deitsch
By: Rik Deitsch, Chief Executive Officer